DAVID A. RAPAPORT
                            333 SANDY SPRINGS CIRCLE
                                   SUITE 230
                                ATLANTA, GA 30328
                      TEL (404)-257-9150 FAX (404)-257-9125


March 1, 2001

VIA FACSIMILE
281/272-2987

John N. Ehrman, J.D. S.P.E., President
Vulcan Minerals & Energy, Inc.
650 North Sam Houston Parkway E., Suite 500
Houston, TX 77060

Dear John:

         This letter sets forth the agreement by and among Vulcan Minerals & Energy, Inc. (Vulcan), John N. Ehrman (Ehrman) and David A. Rapaport, as escrow agent for Generation Capital Associates and others (Escrow Agent) with respect to Escrow Agent providing $800,000 of substitute collateral (Collateral) to Bank One, Texas, National Association (Bank One) for the benefit of Vulcan pursuant to a Credit Agreement dated November 14, 2000 between Bank One and Vulcan (Bank One Credit Facility).

         In consideration of Escrow Agent pledging the Collateral to Bank One for the benefit of Vulcan, Vulcan and Ehrman agree:

         1. The Collateral is partial security to Bank One for a $6,000,000 take down by Vulcan under the Credit Agreement for the acquisition on or about November 14, 2000 by Vulcan of the "Marathon Acquisition" being the Marathon interest in OCS-G 4243, OCS-G 2934, OCS-G 4895, OCS-G 2136, OCS-G 1989, OCS-G 1874, OCS-G 1449, OCS-g 2572 and OCS-G 5438 (Marathon Properties).

         2. Simultaneous with the execution hereof, a promissory note shall be executed by Vulcan, and unconditionally guaranteed by Ehrman personally, which shall provide for repayment and/or replacement of the Collateral on or before the earlier of (i) the closing of the initial $800,000 of convertible subordinated notes pursuant to a Financing Terms Agreement, a draft of which is attached hereto (Financing Terms Agreement) (First Traunch Closing) to be entered into by and among Vulcan, Generation Capital Associates and others (Purchasers) and Escrow Agent; or (ii) August 28, 2001. (Except as otherwise set forth herein all capitalized terms have the meanings set forth in the Financing Terms Agreement.)

         3. From March 1, 2001, until the earlier of the First Traunch Closing or the release to the Escrow Agent of the Collateral by Bank One, Purchasers shall be entitled to a ten percent (10%) net profits interest (NPI) in the Marathon Properties, payable to Escrow Agent monthly in arrears. The initial payment shall be made to Escrow Agent on or about April 6, 2001; provided, however, that no NPI shall be payable to Purchasers if the First Traunch Closing occurs on or before March 31, 2001. An NPI shall be defined as an interest in the net proceeds of production after deduction of all costs of operation, capital expense and financing of the Marathon Properties pursuant to the Bank One Credit Facility on November 14, 2000; and shall not include any financing of the Marathon Properties in excess of the present principal balance of $5,300,000.

         4. Vulcan shall use its best efforts to have the Collateral released by Bank One as soon as possible; and shall not seek or permit the Collateral to be used as security for any property or properties other than the Marathon Properties.

         5. As additional consideration for pledging the Collateral to Bank One, Purchasers shall receive 200,000 Vulcan Warrants. At the time of the Closing Vulcan shall be given credit for such 200,000 Vulcan Warrants against the number of Vulcan Warrants issuable pursuant to the Financing Terms Agreement.

         6. Vulcan and Purchasers acknowledge that Bathgate McColley Capital Group, LLC (BM) has acted as the sole placement agent (Placement Agent) in arranging this collateral substitution. Vulcan shall issue to BM 80,000 Vulcan Warrants and shall pay BM $40,000 in full payment of BM's services in this transaction. The compensation paid to BM hereunder shall be credited against any compensation earned by BM under the Financing Terms Agreement.

         7. The Purchasers and BM shall have the registration rights for the Vulcan Warrants and Vulcan Warrants Shares as are set forth in Section 11 of the Financing Terms Agreement.

         8. If Vulcan, Purchasers and Escrow Agent do not enter into the Financing Terms Agreement, or a substantially similar agreement, on or before March 31, 2001, Vulcan shall pay the NPI to Escrow Agent on behalf of Purchasers for a minimum of six months.


Very truly yours,


David A. Rapaport, Escrow Agent



/s/ David A. Rapaport               March 1, 2001
-------------------------------------------------
                                    Date

Accepted and agreed:

Vulcan Minerals & Energy, Inc.

By: /s/ John N. Ehrman              March 1, 2001
    ---------------------------------------------
           John N. Ehrman           Date
         President

John N. Ehrman, individually



/s/ John N. Ehrman                  March 1, 2001
-----------------------------------------------------
                                    Date